EXHIBIT 10.3
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                               SUTRON CORPORATION
                   AMENDED AND RESTATED 2002 STOCK OPTION PLAN

         1. Purpose. The Plan is intended to promote the interests of the Company by providing a method whereby officers and key employees who have provided and are expected in the future to provide valuable services to the Company may be given the opportunity to acquire an ownership interest in the Company and benefit from increases in the value of the Stock.

         The purpose of the Plan is to set forth terms and conditions applicable to the Options granted hereunder and to the shares of Stock issuable upon exercise of such Options.

         Options granted pursuant to the Plan shall be Non-Qualified Stock Options. The proceeds received by the Company from the sale of Stock pursuant to exercise of the Options shall be used for general corporate purposes.

         2. Definitions. In addition to terms defined elsewhere in the Plan, the following terms are defined as set forth below:

                2.1     "Board" means the Board of Directors of the Company.

                2.2 "Change of Control" means a transaction or event in which, after the effective date of the Plan, (a) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (b) the Company shall transfer all or substantially all of its assets to another person; or (c) any person shall have become the beneficial owner of more than fifty percent (50%) of the voting power of the Company's outstanding voting securities.

                2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations promulgated thereunder and successor provisions and regulations thereto.

                2.4 "Company" means Sutron Corporation, a Virginia corporation.

                2.5 "Date of Grant" means, with respect to any Option, the date on which an Option was granted as specified in the corresponding Option Agreement.

                2.6 "Disability" shall mean the inability of an individual to fulfill his or her responsibilities to the Company by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

                2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules promulgated thereunder and successor provisions and rules thereto.
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                2.8     "Exercise Price" means, for each share of Stock subject
to an Option, the Fair Market Value, determined as of the date of grant of such Option.

                2.9 "Fair Market Value" of the Stock means, as of any given date, the closing sales price of a share of Stock reported on the NASDAQ over-the-counter market for such date or, if no such closing price was reported for such date, for the most recent trading day prior to such date for which such closing price was reported.

                2.10 "Non-Qualified Stock Option" means a stock option that is not intended to meet the requirements of Section 422 of the Code.

                2.11 "Option" means the right granted under this Plan to purchase a specified number of shares of Stock, at the specified exercise price and for a specified period of time under the Plan. All Options will be Non-qualified Stock Options.

                2.12 "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of the grant of an Option. Each Option Agreement shall be subject to the terms and conditions of the Plan.

                2.13 "Optionee" means the officer or key employee of the Company who is granted an Option under the Plan.

                2.14    "Plan" means this Sutron Corporation 2002 Stock Option
Plan.

                2.15 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to such rule.

                2.16 "Stock" means the Common Stock, $0.01 par value per share, of the Company.

         3.     Shares Available under the Plan.

                3.1 Maximum Shares Available. The Stock issuable pursuant to the exercise of Options granted under the Plan shall consist of shares of the Company's authorized but unissued or reacquired Stock. The maximum number of Shares which may be issued over the term of the Plan shall be six hundred and fifty thousand (650,000), subject to adjustment from time to time in accordance with the provisions of Section 3.2 hereof. Shares subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent that such Options expire or terminate for any reason prior to their exercise in full.

                3.2 Adjustments Upon Certain Events. In the event that any change is made to the Stock issuable under the Plan by reason of stock split, stock dividend, recapitalization, combination of shares, exchange of shares, repurchase, merger, consolidation, spin-off or other change affecting the outstanding Stock as a class, the Board shall make appropriate adjustments

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to the maximum number of shares and/or class of shares, and the number of shares and/or class of shares and the exercise price per share in effect under each outstanding Option, in order to prevent the dilution or enlargement of benefits thereunder. Any adjustments made by the Board pursuant to this Section 3.2 shall be final, binding and conclusive. Neither the existence nor the terms of this Plan, nor the grant of any Options hereunder, shall affect the right or power of the Company to make any adjustments, reorganizations, reclassifications or other changes to its capital structure or to merge, consolidate, dissolve, liquidate, sell or transfer any or all of its assets or otherwise change its business structure.

                Except as expressly provided above, the issuance by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights, warrants or options to subscribe therefor, or upon conversions of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or exercise price of shares of Stock then subject to an Option, and no adjustment shall be made by reason thereof.

         4. Administration of the Plan. The Plan shall be administered by the Board. All actions taken by the Board shall be taken by a majority of its members. The Board shall have the full power and authority, subject to the specific provisions of the Plan, to establish such rules and regulations, as it may deem appropriate for proper administration of the Plan, and to make such determinations under, and issue such interpretations of the Plan, as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any outstanding Option. Any action may be taken by a written instrument signed by a majority of the members of the Board.

                The Board may designate any officer of the Company to assist it in the administration of the Plan and may grant authority to any such officer to execute agreements or other documents and otherwise take action on behalf of the Board. The Board may employ legal counsel and other professional advisors as it may deem desirable for the administration of the Plan and may rely on any opinion received from such counsel or advisors.

         5. Eligibility. Officers, directors and key employees of the Company, as selected by the Board, are eligible to participate in the Plan.

         6.     Options.

                6.1 Grants of Options. The Board, in its sole discretion, will designate each individual to whom an Option is to be granted and will specify the number of shares covered by such Option. In making such awards, the Board may consider, among other factors, the recommendations of the Company's President and Chief Executive Officer.

                6.2 Option Exercise Price. The exercise price per share for Stock that may be purchased upon the exercise of an Option shall be determined by the Board on the date of grant of such Option and shall be equal to Fair Market Value on the date of grant of the Option.

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                6.3     Option Exercise Period. The period in which an Option
may be exercised shall be determined by the Board on the date of grant of the Option, except that no Option shall be exercisable after the expiration of ten
(10) years from the date of grant of the Option. In the event of (a) the termination of the Optionee's employment with the Company for reasons other than a Disability; (b) the termination of the Optionee's employment with the Company due to a Disability; or (c) the death of the Optionee, the provisions of Section 7 hereof will govern the Option Exercise Period.

                6.4 Vesting of Option. The Board, in its sole discretion, will designate the vesting schedule of each individual Option that is to be granted; provided, however, that an Option will become immediately exercisable in full at the time of a Change of Control of the Company.

                6.5 Restrictions on Transfer of Option. Any Option granted under the Plan shall be exercisable during the Optionee's lifetime only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

                6.6 Manner of Exercise. Subject to the provisions of the Plan and the applicable Option Agreement, an Option may be exercised in whole at any time and in part from time to time at such times and upon such other terms and conditions as the Board shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Option Agreement with respect to the remaining shares of Stock subject to the Option. In order to exercise an Option, an Optionee must give notice of exercise to the Secretary of the Company, specifying the Option to be exercised, the number of shares of Stock to be purchased pursuant to such exercise, and must be accompanied by payment in full for such shares. Payment shall be made in cash or check payable to the Company for the full amount of the purchase price, unless otherwise provided in the Option Agreement.

         7. Effect of Termination of Employment, Disability or Death. Except to the extent otherwise provided pursuant to Section 7.4 below, the following provisions shall govern the exercise of any Options held by an Optionee at the time the Optionee ceases to be an employee of the Company, suffers a Disability, or dies.

                7.1 Termination of Employment. In the event that the Optionee ceases to be an employee of the Company for any reason other than Disability or death, then the period during which each outstanding Option held by such Optionee is to remain exercisable shall be limited to the ninety (90) day period following the date of termination of employment. Under no circumstances, however, shall any such Option be exercisable after the specified expiration date of the Option term. Any outstanding Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the termination of employment, and such Option shall terminate and cease to be outstanding with respect to any

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Option shares for which the Option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

                7.2 Disability. In the event that the Optionee ceases to be an employee of the Company by reason of a Disability, then the period during which each outstanding Option held by such Optionee is to remain exercisable shall be limited to a period of one (1) year following the date of termination of employment due to Disability. Under no circumstances, however, shall any such Option be exercisable after the specified expiration date of the Option term as set forth in the Option Agreement. Any outstanding Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the termination of employment due to Disability, and such Option shall terminate and cease to be outstanding with respect to any Option shares for which the Option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

                7.3 Death. In the event that the Optionee dies while holding one or more outstanding Options, then the period during which each outstanding Option held by such Optionee is to remain exercisable shall be limited to a period of one (1) year following the date of the Optionee's death. During such limited period, the Option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Under no circumstances, however, shall any such Option be exercisable after the specified expiration date of the Option term. Any outstanding Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the death of the Optionee, and such Option shall terminate and cease to be outstanding with respect to any Option shares for which the Option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

                7.4 Extensions. The Board shall have full power and authority to extend the period of time for which the Option is to remain exercisable under the circumstances set forth in Sections 7.1, 7.2 and 7.3 above to such greater period of time as the Board shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the Option as set forth in the Option Agreement.

         8. Changes and Amendments to the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any respect, provided, however, that no such amendment or modification shall adversely affect the rights and obligations of an Optionee with respect to any Options at the time outstanding under the Plan without the consent of such Optionee. Any such amendment or modification will be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system. The Board, in its sole discretion, may also seek shareholder approval of amendments or modifications to the Plan that are not required to be submitted for shareholder approval under any federal or state law or regulation or the rules of any stock exchange or automated quotation

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system, if it deems such shareholder approval to be desirable.

         9.       General Provisions.

                9.1 Agreements. The grant of any Option shall be effected by the execution of an Option Agreement by and between the Company and each Optionee. Each Option Agreement shall be a binding contract between the Company and the Optionee, shall incorporate the terms of the Plan, and shall specify the particular terms and condition of the Option, including the number of shares of Stock subject to the Option.

                9.2 Compliance with Laws and Obligations. The implementation of the Plan, the granting of Options under the Plan, and the issuance of Stock upon the exercise of any Option shall be subject to the Company's procurement of all required regulatory approvals relating to the Plan, the Options and shares of Stock issuable pursuant to exercise of such Options. Certificates representing shares of Stock issued pursuant to the exercise of Options granted under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under federal and state laws, regulations and rules, or the requirements of any securities exchange or automated quotation system, including the requirement that a legend or legends be placed on such certificates.

         The Company shall not be required to sell or issue shares of its Stock under any Option if the sale or issuance would constitute a violation by the Optionee or the Company of any provisions of any state or federal law, rule or regulation. In addition, in connection with the Securities Act of 1933, as amended, upon exercise of any Option, the Company shall not be required to issue such shares of Stock unless the Company has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under the Securities Act of 1933, or unless an opinion of counsel to the Company has been received to the effect that such registration is not required.

         The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933; and in the event any shares are so registered, the Company may, in its discretion, remove any legend on certificates representing such shares of Stock. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Stock pursuant thereto to comply with any state or federal law or regulation.

                9.3 Compliance with Section 16 of the Exchange Act. The Board shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction involving an Optionee (other than a sale of shares acquired through the exercise of an Option) is exempt from liability under Rule 16b-3, except that an Optionee may be permitted to engage in a non-exempt transaction under the Plan if written notice is given to the Optionee regarding the non-exempt nature of such transaction.

                9.4 No Shareholder Rights Conferred. An Optionee shall have no rights as a

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shareholder with respect to the shares of Stock subject to an Option until the date of issuance of stock certificates for such Stock to the Optionee.

                9.5 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensation and incentive plans as it may deem desirable.

                9.6 Governing Law. The validity, construction and effect of the Plan and any agreement hereunder shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and applicable federal law.

                9.7 Withholding. The Company's obligation to deliver shares of Stock upon the exercise of any Options granted hereunder the Plan shall be subject to the satisfaction of all applicable federal, state and local tax withholding requirements.

                9.8 No Employment. Nothing in this Plan, including the granting of any Option shall impose upon the Company any obligation to employ the Optionee. The right of the Company to terminate the employment of the Optionee shall not be diminished or affected by reason of the fact that an Option has been granted hereunder to the Optionee.

                9.9 Investment Purpose. The Optionee agrees that any shares of Stock subject to the Option granted under the Plan will be acquired for investment and not with any present intention to resell the same, and the Optionee further agrees to confirm such intention by an appropriate written assurances and certificates at the time of exercising an Option or any portion thereof.

         10.    Effective Date of Plan; Termination.

                10.1 Effective Date. The Plan shall become effective upon its adoption by the Board.

                10.2 Termination. Unless earlier terminated by the action of the Board, the Plan shall remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Optionees have no further rights or obligations under the Plan.




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